Exhibit 10.1

BEIGENE, LTD

2011 OPTION PLAN

(the “Plan”)

SECTION 1.  GENERAL PURPOSE; DEFINITIONS

The purpose of this Plan is to enable persons providing (or expected to provide) services to BeiGene, Ltd. (a Cayman Islands exempted company incorporated with limited liability hereinafter referred to as the “Company”) and its Subsidiaries to acquire ordinary shares in the Company.

The following terms shall be defined as set forth below:

“Board”                                                                                                                                                 means the Board of Directors of the Company.

“Cause”                                                                                                                                                  shall have the meaning set forth in the relevant Option Agreement.  If an Option Agreement does not define “Cause” it shall mean (i) the Optionee’s dishonest statements or acts with respect to the Company or a Subsidiary, or any current or prospective customers, suppliers, vendors or other third parties with which the Company or its Subsidiaries do business; (ii) the Optionee’s commission of (A) a criminal offence that may be punished by a term of imprisonment in excess of one year or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud (or analogous offences in the case of non-U.S. jurisdictions); (iii) the Optionee’s continuing failure to perform his or her assigned duties and responsibilities to the reasonable satisfaction of the Company after written notice to the Optionee by the Company; (iv) the Optionee’s gross negligence, willful misconduct or insubordination with respect to the Company or a Subsidiary; or (v) the Optionee’s material violation of any provision of any agreement(s) between the Optionee and the Company relating to noncompetition, nondisclosure and/or assignment of inventions.  For the purposes of this definition “gross negligence” shall mean intentional or willful indifference or lack of care.

“Code”                                                                                                                                                       means the United States Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee”                                                                                                                        means the Committee of the Board referred to in Section 2.

“Effective Date”                                                                                                      means the date on which this Plan is adopted as set forth on the final page of this Plan.

“Fair Market Value”                                                                           of the Shares on any given date means the fair market value of the Shares determined in good faith by the Committee.  If the Shares are admitted to trading on a securities exchange, the determination shall be made by reference to the closing price on the relevant date.  If the date for which Fair Market Value is determined is the first day when trading prices for the Shares are reported on a securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) for the Company’s Initial Public Offering.

“Grant Date”                                                                                                                      means the date the Committee designates in its approval of an Option as the date on which the Option is granted, which date may not precede the approval date.

“Holder”                                                                                                                                           means the Person holding an Option or Shares, as applicable.

“Initial Public Offering”                                                         means the consummation of the first firm commitment underwritten public offering by the Company of its equity securities, as a result of or following which the Shares are publicly held.

“Option”                                                                                                                                              means an option to purchase Shares granted pursuant to Section 5 of this Plan.

“Option Agreement”                                                                             means a written or electronic agreement setting forth the terms and provisions applicable to an Option granted under this Plan.  Each Option Agreement may contain terms and conditions in addition to those set forth in this Plan; provided, however, that, in the event of any conflict between the terms of this Plan and the Option Agreement, the terms of this Plan shall prevail and govern.

“Optionee”                                                                                                                                  means the individual to whom an Option is granted.

“Person”                                                                                                                                              shall mean an individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

“Proposed Holder Transfer”                                    means any assignment, sale, offer to sell, pledge, mortgage, charge, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Shares.

“Proposed Transfer Notice”                                       means written notice from the Holder setting forth the terms and conditions of a Proposed Holder Transfer.

“Sale Event”                                                                                                                        means the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity,

(iii) a merger, scheme of arrangement, reorganization or consolidation involving the Company in which the voting shares of the Company outstanding immediately prior to such transaction represent or are converted into or exchanged for securities of the surviving or resulting entity immediately upon completion of such transaction which represent less than 50 percent of the outstanding voting power of such surviving or resulting entity, (iv) the acquisition of all or a majority of the outstanding voting shares of the Company in a single transaction or a series of related transactions by a Person or group of Persons, or (v) any other acquisition of the business of the Company, as determined by the Board; provided, however, that a capital raising event or a merger effected solely to change the Company’s domicile shall not constitute a “Sale Event.”

“Section 409A”                                                                                                        means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship”                                                                means any relationship as a full-time employee, part-time employee, director of or other service provider (including consultant) to the Company or a Subsidiary or a successor entity (including a person who provides services to the Company pursuant to a service agreement between the Company and an entity that has engaged such person).  A Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes so long as that person’s services continue uninterrupted (e.g., from full-time employee to part-time employee or consultant).

“Shares”                                                                                                                                               means the ordinary shares, par value US$0.0001 per share, of the Company.

“Subsidiary”                                                                                                                         means a corporation or other entity (other than the Company) in which the Company has more than a 50 percent interest, either directly or indirectly.

SECTION 2.  ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT OPTIONEES AND DETERMINE OPTIONS

(a)                                 Administration of Plan.  This Plan shall be administered by the Board, or at the discretion of the Board, by a committee of the Board.  All references in this Plan to the “Committee” shall refer to the group then responsible for administration of this Plan at the relevant time (i.e., either the Board or a committee of the Board, as applicable).

(b)                                 Powers of Committee.  Subject to applicable law, the Committee shall have the power and authority to grant Options consistent with the terms of this Plan, including the power and authority:

(i)                                     to select the individuals to whom Options may from time to time be granted;

(ii)                                  to determine the time or times of grant, and the number of Shares issuable upon exercise of Options;

(iii)                               to determine, subject to Section 5(a)(i), the exercise price of Options;

(iv)                              to determine and, subject to Section 9, to modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of this Plan, of any Option, which terms and conditions may differ among individual Options and Optionees, and to approve the form of Option Agreements;

(v)                                 to accelerate at any time the exercisability of all or any portion of an Option;

(vi)                              to impose any limitations on Options, including limitations on transfer, repurchase provisions and the like on the Options and Shares, and to exercise repurchase rights or obligations;

(vii)                           to extend at any time the period in which Options may be exercised; and

(viii)                       subject to the provisions of the articles of association of the Company, at any time to adopt, alter and repeal such rules, guidelines and practices for administration of this Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of this Plan and any Option (including related written instruments); to make all determinations it deems advisable for the administration of this Plan; to decide all disputes arising in connection with this Plan; and to otherwise supervise the administration of this Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Holders.

(c)                                  Option Agreement.  Options under this Plan shall be evidenced by Option Agreements that set forth the terms, conditions and limitations for each Option.

(d)                                 Indemnification.  Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s governing documents, or any directors’ and officers’ liability insurance coverage that may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(e)                                  Option Recipients.  Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Options, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries, if any, shall be covered by this Plan; (ii) determine which individuals, if any, are eligible to participate in this Plan; (iii) modify the terms and conditions of any Option granted to individuals to comply with applicable laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3(a); and (v) take any action, before or after an Option is granted, that the Committee determines to be necessary or advisable to obtain approval or comply with any applicable governmental regulatory exemptions or approvals.

SECTION 3.  SHARES ISSUABLE UNDER THIS PLAN; MERGERS AND OTHER TRANSACTIONS; SUBSTITUTION

(a)                                 Shares Issuable.  The maximum number of Shares available for issuance under this Plan shall be 17,000,000 Shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the Shares underlying any Options that are forfeited, canceled, or otherwise terminated (other than by exercise) and Shares withheld upon exercise of an Option to cover the exercise price or tax withholding shall be added back to the Shares available for issuance under this Plan.  The Board shall ensure that sufficient Shares remain available for issuance at all times to satisfy the Company’s obligations under the Option Agreements.

(b)                                 Changes in Shares.  Subject to Section 3(c), if, as a result of any reorganization, recapitalization, reclassification, scheme of arrangement, merger, share dividend, share split, reverse share split or other similar change in the Company’s share capital, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares or other securities, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate and equitable or proportionate adjustment in (i) the maximum number of shares reserved for issuance under this Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Options under this Plan, (iii) the repurchase price, if any, per share subject to each outstanding Option, and (iv) the exercise price for each share subject to any then outstanding Options under this Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Options) as to which such Options remain exercisable provided always that no share will be issued for a price that is less than its par value. The adjustment by the Committee shall be final, binding and conclusive.  No fractional shares shall be issued under this Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

(c)                                  Sale Events.

(i)                                     In the case of and subject to the consummation of a Sale Event, this Plan and all outstanding Options shall terminate upon the effective time of any such Sale Event unless assumed or continued by the successor entity, with an equitable or proportionate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices.

(ii)                                  In the event of the termination of this Plan and all outstanding Options pursuant to Section 3(c), each Holder of Options shall be permitted, within a period of time prior to the consummation of the Sale Event specified by the Committee, to exercise all Options that are then exercisable or will become exercisable as of the effective time of the Sale Event; provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

(iii)                               Notwithstanding anything to the contrary in Section 3(c)(i), in the event of a Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to each Holder in exchange for the cancellation of Options, in an amount equal to such Holder’s pro rata portion of the difference between (A) the value as determined by the Committee of the consideration payable per Share pursuant to the Sale Event times the number of Shares subject to the Options being cancelled (to the extent then exercisable, including by reason of acceleration in connection with such Sale Event) and (B) the aggregate exercise price of all such Options.

SECTION 4.  ELIGIBILITY

Anyone having or expected to have a Service Relationship with the Company or a Subsidiary (including prospective employees or others, conditional upon their subsequent employment or Service Relationship) shall be eligible to receive Options under this Plan.

SECTION 5.  OPTIONS

Upon the grant of an Option, the Company and the Optionee shall enter into an Option Agreement.  The terms and conditions of each such Option Agreement shall be determined and approved by the Committee, and such terms and conditions may differ among individual Options and Optionees.

(a)                                 Terms of Options.  The Committee in its discretion may grant Options to eligible Persons subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall determine:

(i)                                     Exercise Price.  The exercise price of Options shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the Grant Date and in no event shall be less than the par value of the Shares in respect of which such Option has been granted.

(ii)                                  Option Term.  The term of each Option shall be fixed by the Committee, but no Option shall be exercisable after the tenth (10th) anniversary of the Grant Date.

(iii)                               Exercisability; Rights of a Shareholder.  Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee.  An Optionee shall have the rights of a shareholder only as to Shares acquired upon the exercise of an Option.  An Optionee shall not be deemed to have acquired any Shares unless and until an Option has been exercised pursuant to the terms of the Option Agreement and this Plan and the Optionee’s name has been entered on the register of members of the Company as a shareholder.

(iv)                              Method of Exercise.  An Optionee may exercise Options in whole or in part, by giving written notice of exercise to the Company, specifying the number of Shares to be purchased.  Payment of the purchase price may be made:

(A)                               in cash, by certified or bank check, by wire transfer of immediately available funds, or other instrument acceptable to the Committee; or

(B)                               any other method permitted by the Committee.

The Optionee’s name will not be entered on the register of members of the Company and no certificates for Shares will be issued to an Optionee until the Company has completed all steps it has deemed necessary to satisfy legal requirements relating to the issuance and sale of the Shares, which steps may include, without limitation, (i) receipt of a representation from the Optionee at the time of exercise of the Option that the Optionee is purchasing the Shares for the Optionee’s own account and not with a view to any sale or distribution of the Shares, or other representations relating to compliance with applicable anti-money laundering and other laws governing the issuance of securities, (ii) the legending of the certificate representing the Shares to evidence the foregoing restrictions, and (iii) obtaining from the Optionee payment or provision for all withholding taxes due as a result of the exercise of the Option.  The entry of the Optionee’s name on the Company’s register of members and the delivery of certificates representing the Shares to be purchased pursuant to the exercise of an Option will be contingent upon (i) receipt from the Optionee (or a purchaser acting for the Optionee in accordance with the provisions of the Option) by the Company of the full purchase price for such Shares and the fulfillment of any other requirements contained in the Option Agreement or applicable laws and (ii) if required by the Company, the Optionee’s providing such other information as may be necessary and entering into a shareholders agreement or other agreement with the Company and/or certain other of the Company’s shareholders relating to the Shares.

SECTION 6.  TRANSFER RESTRICTIONS; COMPANY REPURCHASE RIGHTS

(a)                                 Restrictions on Transfer.

(i)                                     Non-Transferability of Options.  No Option shall be transferable by the Optionee otherwise than by will or intestacy and all Options shall be exercisable, during the Optionee’s lifetime, only by the Optionee, or by the Optionee’s legal representative or guardian in the event of the Optionee’s incapacity.

(ii)                                  Shares.  No Shares shall be sold, assigned, transferred, pledged, mortgaged, charged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law (a “transfer”), unless (A) such transfer is in compliance with the terms of the applicable Option Agreement, the articles of association of the Company, all applicable securities laws, and with the terms and conditions of this Section 6, (B) the transfer does not cause the Company to become subject to the reporting requirements or new or additional regulation under the securities laws of any jurisdiction, and (C) the transferee consents in writing to be bound by the provisions of this Plan, including this Section 6 and the articles of association of the Company.  In connection with any proposed transfer, the Committee may require the transferor to provide at the transferor’s own expense an opinion of counsel to the transferor, satisfactory to the Committee, that such transfer is in compliance with all applicable securities laws.  Any attempted disposition of Shares not in accordance with the terms and conditions of this Section 6 shall be null and void, shall not be recorded on the Company’s register of members by the Company or its transfer agent, if any, and shall not be recognized by the Company.  The Company shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of a transfer not made in strict compliance with the terms of this Section 6 and the articles of association of the Company).  Subject to the foregoing general provisions and applicable law, and unless otherwise provided in the applicable Option Agreement, upon the death of the Holder, any Shares then held by the Holder and any Shares acquired after the Holder’s death by the Holder’s legal representative shall be subject to the provisions of this Plan and the articles of association of the Company, and the Holder’s estate, executors, administrators, personal representatives, heirs, legatees and distributees shall be obligated to comply with the repurchase provisions contemplated by this Plan and the articles of association of the Company.

(b)                                 Company’s Right of Repurchase for Transfer Shares.

(i)                                     Transfer Shares.  If a Holder wishes at any time to sell or otherwise transfer all or any part of the Holder’s Shares (the “Transfer Shares”), the Company shall have a right (subject to applicable law) to repurchase all but not less than all of the Transfer Shares at the same price and on the same terms and conditions as are set forth in the Proposed Transfer Notice.

(ii)                                  Notice.  The Holder must deliver a Proposed Transfer Notice to the Company not later than forty-five (45) days prior to the intended consummation of any Proposed Holder Transfer.  Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the

Proposed Holder Transfer and the identity of the proposed transferee.  To exercise its repurchase right, the Company shall deliver a notice to the Holder within fifteen (15) days after delivery by the Holder of the Proposed Transfer Notice.

(iii)                               Consideration; Closing.  If the consideration proposed to be paid for the Transfer Shares is in the form of property, services or other non-cash consideration and the Company cannot for any reason pay the repurchase price in the same form of non-cash consideration, the Company may pay cash for the Transfer Shares in an amount equal to the fair value of such non-cash consideration, as determined in good faith by the Board.  Subject to applicable law, the repurchase by the Company shall take place, and all payments by the Company shall have been made to the Holder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Holder Transfer and (ii) forty-five (45) days after delivery to the Company of the Proposed Transfer Notice.

(iv)                              Additional Compliance.  If Transfer Shares are not repurchased by the Company, they may be sold to the Proposed Transferee on the terms and conditions set forth in the Proposed Transfer Notice; provided, however, if any Proposed Holder Transfer is not consummated within forty-five (45) days after delivery of the Proposed Transfer Notice to the Company, the Holder may not sell any Transfer Shares unless the Holder first complies in full with each provision of this Section 6 again.

(c)                                  Company’s Right of Repurchase for Shares.

(i)                                     Repurchase Events.  If the Holder’s Service Relationship with the Company and its Subsidiaries is terminated for any reason other than for Cause, the Company or its assigns shall, upon written Notice to the Holder within 120 days following such termination, have the right (subject to applicable law) to repurchase all Shares in accordance with the procedures set forth below.  The repurchase price for such Shares shall be Fair Market Value.  If the Holder’s employment with the Company and/or its Subsidiaries is terminated at any time for Cause, the Company shall, upon written notice to the Holder within 120 days following such termination, have the right (subject to applicable law) to repurchase all of such Holder’s Shares.  The repurchase price for such Shares shall be the lower of the price paid by the Holder for the Shares or Fair Market Value.

(ii)                                  Procedures.  If the Company effects a repurchase of the Shares as referred to in this Section 6(c), the Company shall direct the Company’s registered office to update the register of members to reflect the repurchase whereupon such Shares shall be repurchased and cancelled.  In connection with any such repurchase, the Holder shall deliver to the Company the certificate or certificates evidencing the repurchased Shares, which shall then be cancelled.  Within ten (10) days following receipt thereof, the Company shall mail a check for the repurchase price to the Holder.

(d)                                 Lockup Provision.  If requested by the Company, a Holder shall not sell or otherwise transfer or dispose of any Shares for such period following the effective date of a public offering by the Company of Shares as the Company shall specify reasonably and in good faith.  If requested by the underwriter engaged by the Company in connection with such public offering, each Holder shall execute a separate letter confirming its agreement to comply with this Section 6(d).

(e)                                  Adjustments for Changes in Capital Structure.  If, as a result of any reorganization, recapitalization, scheme of arrangement, merger, reclassification, share dividend, share split, reverse share split or other similar change in the Company’s share capital, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of the Company’s shares, the restrictions contained in this Section 6 shall apply with equal force to additional and/or substitute securities, if any, received by the Holder in exchange for, or by virtue of his or her ownership of, Shares.

SECTION 7.  TAX WITHHOLDING

(a)                                 Payment by Optionee.  Each Holder shall, no later than the date as of which the value of an Option or the Shares acquired upon its exercise must first be included in the Holder’s gross income for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by applicable law to be withheld by the Company with respect to such income.  The Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder.  The Company’s obligation to deliver share certificates (or evidence of the entry of the Holder on the Company’s register of members) is subject to and conditioned on any such tax withholding obligations being satisfied by the Holder.

(b)                                 Payment in Shares.  Subject to approval by the Committee, the Company’s minimum required tax withholding obligation may be satisfied, in whole or in part, by the Company’s withholding from Shares to be issued pursuant to an Option Shares having an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

SECTION 8.  SECTION 409A AWARDS.

For U.S. taxpayers, to the extent that an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Option shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A.  In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to an Optionee who is considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Optionee’s separation from service, or (ii) the Optionee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.

SECTION 9.  AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue this Plan and the Committee may, at any time, amend or cancel any outstanding Option for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under an outstanding Option without the consent of the Holder of the Option.  The Committee may exercise its discretion to reduce the exercise price of outstanding Options or effect repricing through cancellation of outstanding Options and by granting such Holders new Options in replacement of the cancelled Options provided always that no Share shall be issued for a price that is less than its par value.  To the extent determined by the Committee to be required by applicable laws, Plan amendments may be subject to approval by the Company shareholders entitled to vote at a general meeting of shareholders.  Nothing in this Section 9 shall limit the Board’s or Committee’s authority to take any action permitted pursuant to Section 3(c).

SECTION 10.  STATUS OF PLAN

With respect to the portion of any Option that has not been exercised and any payments in cash, Shares or other consideration not received by an Optionee, an Optionee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly so determine in connection with any Option or Options.

SECTION 11.  GENERAL PROVISIONS

(a)                                 No Employment Rights.  The adoption of this Plan and the grant of Options do not confer upon any Person any right to continued employment or Service Relationship with the Company or any Subsidiary.

(b)                                 Trading Policy Restrictions.  Option exercises and other Options under this Plan shall be subject to the Company’s insider trading policy-related restrictions, terms and conditions as may be established by the Committee, or in accordance with policies set by the Committee, from time to time.

(c)                                  Legend.  Any certificate(s) representing the Shares shall carry substantially the following legend (and with respect to uncertificated Shares, the book entries evidencing such Shares shall contain the following notation):

The transferability of this certificate and the shares represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers) contained in the BeiGene, Ltd. 2011 Option Plan and any agreement entered into thereunder by and between the company and the holder of this certificate (a copy of which is available at the offices of the company).

SECTION 12.  EFFECTIVE DATE OF PLAN

This Plan shall become effective upon adoption by the Board.  No grants of Options may be made hereunder after the tenth (10th) anniversary of the Effective Date.

SECTION 13.  GOVERNING LAW

This Plan and all Options shall be governed by and construed in accordance with the laws of the Cayman Islands and the parties irrevocably submit to the non-exclusive jurisdiction of the Cayman Islands courts for the determination of any disputes arising hereunder.

DATE ADOPTED BY THE BOARD OF DIRECTORS:      APRIL 15, 2011

AMENDMENT

TO

BEIGENE, LTD. 2011 OPTION PLAN

This Amendment to the BeiGene, Ltd. 2011 Option Plan (the “Plan”) is effective as of the date this Amendment is approved by the Board of Directors of BeiGene, Ltd., a Cayman Islands exempted company incorporated with limited liability (the “Company”), as specified below.

Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following:

(a) Stock Issuable.  The maximum number of Shares available for issuance under this Plan shall be 19,000,000 Shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the Shares underlying any Options that are forfeited, canceled, or otherwise terminated (other than by exercise) and Shares withheld upon exercise of an Option to cover the exercise price or tax withholding shall be added back to the Shares available for issuance under this Plan. The Board shall ensure that sufficient Shares remain available for issuance at all times to satisfy the Company’s obligations under the Option Agreements.

Except as provided above, the Plan shall remain in full force and effect without modification.

Date approved by the Board of Directors of the Company: June 29, 2012

SECOND AMENDMENT

TO

BEIGENE, LTD. 2011 OPTION PLAN

This Second Amendment (this “Amendment”) to the BeiGene, Ltd. 2011 Option Plan, as amended (the “Plan”) is effective as of the date this Amendment is approved by the Board of Directors of BeiGene, Ltd., a Cayman Islands exempted company incorporated with limited liability (the “Company”), as specified below.

Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following:

(a) Stock Issuable.  The maximum number of Shares available for issuance under this Plan shall be 24,600,000 Shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the Shares underlying any Options that are forfeited, canceled, or otherwise terminated (other than by exercise) and Shares withheld upon exercise of an Option to cover the exercise price or tax withholding shall be added back to the Shares available for issuance under this Plan. The Board shall ensure that sufficient Shares remain available for issuance at all times to satisfy the Company’s obligations under the Option Agreements.

Except as provided above, the Plan shall remain in full force and effect without modification.

Date approved by the Board of Directors of the Company: March 28, 2013

THIRD AMENDMENT

TO

BEIGENE, LTD. 2011 OPTION PLAN

This Third Amendment (this “Amendment”) to the BeiGene, Ltd. 2011 Option Plan, as amended (the “Plan”) is effective as of the date this Amendment is approved by the Board of Directors of BeiGene, Ltd., a Cayman Islands exempted company incorporated with limited liability (the “Company”), as specified below.

Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following:

(a) Stock Issuable.  The maximum number of Shares available for issuance under this Plan shall be 27,100,000 Shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the Shares underlying any Options that are forfeited, canceled, or otherwise terminated (other than by exercise) and Shares withheld upon exercise of an Option to cover the exercise price or tax withholding shall be added back to the Shares available for issuance under this Plan. The Board shall ensure that sufficient Shares remain available for issuance at all times to satisfy the Company’s obligations under the Option Agreements.

Except as provided above, the Plan shall remain in full force and effect without modification.

Date approved by the Board of Directors of the Company: August 10, 2014

FOURTH AMENDMENT

TO

BEIGENE, LTD. 2011 OPTION PLAN

This Fourth Amendment (this “Amendment”) to the BeiGene, Ltd. 2011 Option Plan, as amended (the “Plan”) is effective as of the date this Amendment is approved by the Board of Directors of BeiGene, Ltd., a Cayman Islands exempted company incorporated with limited liability (the “Company”), as specified below.

Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following:

(a) Stock Issuable.  The maximum number of Shares available for issuance under this Plan shall be 30,560,432 Shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the Shares underlying any Options that are forfeited, canceled, or otherwise terminated (other than by exercise) and Shares withheld upon exercise of an Option to cover the exercise price or tax withholding shall be added back to the Shares available for issuance under this Plan. The Board shall ensure that sufficient Shares remain available for issuance at all times to satisfy the Company’s obligations under the Option Agreements.

Except as provided above, the Plan shall remain in full force and effect without modification.

Date approved by the Board of Directors of the Company: October 6, 2014

FIFTH AMENDMENT

TO

BEIGENE, LTD. 2011 OPTION PLAN

This Fifth Amendment (this “Amendment”) to the BeiGene, Ltd. 2011 Option Plan, as amended (the “Plan”) is effective as of the date this Amendment is approved by the Board of Directors of BeiGene, Ltd., a Cayman Islands exempted company incorporated with limited liability (the “Company”), as specified below.

Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following:

(a) Stock Issuable.  The maximum number of Shares available for issuance under this Plan shall be 43,560,432 Shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the Shares underlying any Options that are forfeited, canceled, or otherwise terminated (other than by exercise) and Shares withheld upon exercise of an Option to cover the exercise price or tax withholding shall be added back to the Shares available for issuance under this Plan. The Board shall ensure that sufficient Shares remain available for issuance at all times to satisfy the Company’s obligations under the Option Agreements.

Except as provided above, the Plan shall remain in full force and effect without modification.

Date approved by the Board of Directors of the Company: April 17, 2015

OPTION AGREEMENT
UNDER BEIGENE, LTD.
2011 OPTION PLAN

Name of Optionee:	(the “Optionee”)

Number of Underlying Shares (being the number of ordinary shares of BeiGene, Ltd. in respect of which this option is granted): Shares

Grant Date:

Exercise Commencement Date:	(the “Exercise Commencement Date”)

Expiration Date:	(the “Expiration Date”)

Option Exercise Price per Share:	US$ (the “Option Exercise Price”)

Pursuant to the BeiGene, Ltd. 2011 Option Plan (the “Plan”), which forms part of this Agreement and is attached as Annex A, BeiGene, Ltd., a Cayman Islands exempted company incorporated with limited liability (the “Company”), hereby grants to the Optionee an option (the “Option”) to purchase on or prior to the Expiration Date, or such earlier date as may be specified in this Option Agreement (the “Agreement”), all or any part of the number of ordinary shares, par value US$0.0001 per share (“Shares”), of the Company indicated above (the “Underlying Shares” prior to their issue and the “Option Shares” after their issue), at the Option Exercise Price per Share, subject to the terms and conditions set forth in this Agreement and the Plan.

Capitalized terms not otherwise defined in this Agreement and defined in the Plan shall be defined as defined in the Plan, which are incorporated herein by reference.

1.                                      Exercisability and Termination.

(a)                                 No portion of this Option may be exercised until such portion has become exercisable under this Agreement.

(b)                                 Except as set forth below or as determined by the Committee in its sole discretion, this Option shall become exercisable with respect to the Underlying Shares on the respective dates indicated below:

(i)                                     This Option shall not be exercisable on the Grant Date.

(ii)                                 This Option shall become exercisable with respect to [20%] of the Underlying Shares on the Exercise Commencement Date provided the Optionee remained in a continuous Service Relationship with the Company from the Grant Date until the Exercise Commencement Date.

(iii)                              Following the Exercise Commencement Date, this Option shall become exercisable with respect to the remaining [80%] of the Underlying Shares in [48] equal monthly installments, each of which shall become exercisable on the last day of each month following the Exercise Commencement Date provided the Optionee remained in a continuous Service Relationship with the Company through each such date.

(iv)                             With the Company’s assistance, the Optionee shall complete all registration, filing, approval or similar formalities required, if any, for obtaining this Option.

(v)                                Prior to the issuance of Option Shares the Optionee shall, if necessary, provide to the Company any information necessary to satisfy the requirements of applicable anti-money laundering laws.

Notwithstanding anything in this Agreement to the contrary, in the case of a Sale Event, Section 3(c) of the Plan shall apply [provided; however INSERT ANY ACCELERATED VESTING PROVISION HERE].

(c)                                  Termination.  Except as the Committee may otherwise determine, upon termination of the Optionee’s Service Relationship (“Termination”), the period during which this Option is exercisable will terminate as set forth below (or, if earlier, in accordance with Section 3(c) of the Plan):

(i)                                     Termination Due to Death or Disability.  If the Optionee’s Termination is by reason of the Optionee’s death or disability (as determined in good faith by the Committee), this Option may be exercised, to the extent exercisable on the date of Termination, by the Optionee or the Optionee’s legal representative or guardian for a period of 12 months from the date of death/disability (or until the Expiration Date, if earlier).

(ii)                                  Other Termination.

(A)                               If the Optionee’s Termination is for any reason other than for Cause or death/disability (in each case, as determined in good faith by the Committee) and unless otherwise determined by the Committee, this Option may be exercised, to the extent exercisable on the date of Termination, for a period of 30 days from that date (or until the Expiration Date, if earlier).

(B)                               If the Optionee’s Termination is for Cause, this Option shall terminate immediately upon the date of Termination.

For purposes of this Agreement, the Committee’s determination of the reason for Termination shall be conclusive and binding on the Optionee and the Optionee’s representatives and any transferee of the Option Shares.

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(d)                                 Any portion of this Option that has not become exercisable under the terms of this Agreement on the date of Termination shall terminate immediately and be null and void and of no effect.

(e)                                  Notwithstanding any other provision of this Agreement or the Plan, no portion of this Option shall be exercisable after the Expiration Date.

2.                                      Exercise of Option.  The Optionee may exercise this Option by delivering an Option exercise notice (an “Exercise Notice”) in the form of Appendix A to the Company specifying the number of Underlying Shares to be purchased.  Payment of the purchase price may be made by one or more of the methods described in Section 5(a)(iv) of the Plan.

3.                                      Incorporation of Plan.  Notwithstanding anything in this Agreement to the contrary, this Option shall be subject to and governed by all the terms and conditions of the Plan.  In the event of a conflict between the terms of the Plan and this Agreement, the terms of the Plan shall prevail.

4.                                      Transferability of Option.  This Agreement is personal to the Optionee and is not transferable by the Optionee in any manner other than by will or intestacy upon the death of the Optionee.  This Option may be exercised during the Optionee’s lifetime only by the Optionee, or by the Optionee’s legal representative or guardian in the event of the Optionee’s incapacity.

5.                                      Restrictions on Transfer of Option Shares.  The Option Shares acquired upon exercise of this Option shall be subject to the transfer restrictions and other limitations set forth in this Agreement, the Plan and the articles of association of the Company.  Any transferee of Option Shares must enter into an agreement with the Company on terms substantially the same as this Agreement, which incorporates the Plan by reference.

6.                                      Miscellaneous Provisions.

(a)                                 Adjustments for Changes in Capital Structure.  If, as a result of any merger, scheme of arrangement, reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar change in the shares, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of the Company’s shares, this Agreement and the Plan shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of the Optionee’s ownership of, Option Shares.

(b)                                 Change and Modifications.  This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective.  This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

(c)                                  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands.

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(d)                                 Jurisdiction.  The parties irrevocably submit to the non-exclusive jurisdiction of Cayman Islands courts for the determination of disputes arising under this Agreement.

(e)                                  Headings.  The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(f)                                   Severance.  If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such illegality or unenforceability shall not affect the other provisions of this Agreement, which shall remain in full force and effect.

(g)                                  Notices.  All notices, requests, consents and other communications shall be in writing and may be served by delivering them personally or sending them by e-mail or facsimile transmission or first class registered or certified mail, postage prepaid.  Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as either may have furnished in writing to the other.  Any such notice shall be deemed to have been received:

(i)                                     if delivered personally, at the time of delivery;

(ii)                                  in the case of e-mail at the time of receipt which means at the time the e-mail enters the receiving party’s information processing system;

(iii)                               in the case of facsimile transmission, at the time of transmission; and

(iv)                              in the case of first class registered or certified mail, postage prepaid, 48 hours from the date of posting.

Provided that if deemed receipt occurs before 9 a.m. on a Business Day the notice shall be deemed to have been received at 9 a.m. on that day, and if deemed receipt occurs after 5 p.m. on a Business Day, or on a day that is not a Business Day, the notice shall be deemed to have been received at 9 a.m. on the next Business Day.  For the purpose of this Clause, “Business Day” means any day that is not a Saturday, a Sunday or a public holiday in the place at or which the notice is left or sent.

In proving such service it shall be sufficient to prove that the envelope containing such notice was addressed to the address of the relevant party set forth underneath that party’s signature below (or as otherwise notified by that party hereunder) and delivered either to that address or into the custody of the postal authorities as a first class registered or certified mail, or that the notice was transmitted by facsimile to the facsimile number or by e-mail to the e-mail address of the relevant party set

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forth underneath that party’s signature below (or as otherwise notified by that party hereunder).

(h)                                 Electronic Transactions Law.  Sections 8 and 19 of the Electronic Transactions Law (2003 Revision) of the Cayman Islands shall not apply to this Agreement.

(i)                                     Benefit and Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the Company and the Optionee, their respective successors, permitted assigns, and legal representatives.  The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company under this Agreement, to the extent of such assignment and applicable law.

(j)                                    Counterparts.  For convenience and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

[SIGNATURE PAGE FOLLOWS]

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This Agreement is hereby executed as a deed by the undersigned on the date first above written.

Executed as a Deed by

BEIGENE, LTD.

By:	Witness:
Name:	Name:
Title:

Address:

c/o Mourant Ozannes Corporate Services (Cayman)

Limited,

94 Solaris Avenue, Camana Bay

PO Box 1348

Grand Cayman KY 1-1108

Cayman Islands

With a copy to:

BeiGene (Beijing) Co.,Ltd

No. 30 Science Park Road

Zhong-Guan-Cun Life Science Park

Chang Ping District, Beijing 102206, PRC

Attention: John V. Oyler

Facsimile Number: +86 10 5895 8088

Email:

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan, including, without limitation, Section 6 of the Plan, and understands that the Option granted by this Agreement is subject to the terms of the Plan and this Agreement and the Company’s articles of association.  This Agreement is hereby accepted, and the terms and conditions of the Plan and this Agreement, are hereby executed as a deed by the undersigned on the date first above written.

Executed as a Deed by

OPTIONEE:

Witness:
Name:	Name:

Address:

Facsimile Number:

Email:

SPOUSE’S CONSENT(1)
I acknowledge that I have read this Agreement
and understand the contents of this Agreement.

(1) A spouse’s consent is required if the Optionee resides in one of the following jurisidctions: People’s Republic of China, Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin.

Appendix A

OPTION EXERCISE NOTICE

BEIGENE, LTD.

Attention: The Directors

c/o Mourant Ozannes Corporate Services (Cayman) Limited,

94 Solaris Avenue, Camana Bay

PO Box 1348

Grand Cayman KY 1-1108

Cayman Islands

With a copy to:

BeiGene (Beijing) Co.,Ltd

No. 30 Science Park Road

Zhong-Guan-Cun Life Science Park

Chang Ping District, Beijing 102206, PRC

Attention: Legal Representative

Pursuant to the terms of the Option Agreement between the undersigned and BeiGene, Ltd. (the “Company”) dated            (the “Agreement”) under the BeiGene, Ltd. 2011 Option Plan, I, [Insert Name]                 , hereby [Circle One] partially/fully exercise such Option by including payment in the amount of US$       representing the purchase price for [Fill in Number of Underlying Shares]         Option Shares (par value being US$0.0001 per share).  I have chosen the following form(s) of payment:

[ ]                                           1.                                Cash

[ ]                                           2.                                Certified or bank check payable to BeiGene, Ltd.

[ ]                                           3.                                Other (as referenced in the Agreement and described in the Plan (please describe))                                                                                            .

In connection with my exercise of the Option as set forth above, I hereby represent and warrant to the Company as follows:

(i)                                    I am purchasing the Option Shares for my own account for investment only and not for resale or with a view to their distribution.  The Option Shares are to be purchased with funds that are from legitimate sources and that do not constitute the proceeds of criminal conduct or criminal property within the meaning given in the Proceeds of Crime Law, 2008 of the Cayman Islands.

(ii)                                 The Option Shares are not being acquired and will not be held in violation of any applicable laws.

(iii)                              I have had such opportunity as I have deemed adequate to obtain from the Company the information I need to evaluate the merits and risks of my investment in the Company and have consulted with my own advisers with respect to my investment in the Company.

(iv)                             I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Option Shares and to make an informed investment decision with respect to such purchase.

(v)                                I can afford a complete loss of the value of the Option Shares and am able to bear the economic risk of holding those Option Shares for an indefinite period of time.

(vi)                             I agree to be bound by the Memorandum and Articles of Association of the Company,a copy of which I have received.

(vii)                          I will provide additional documentation to verify my identity if requested by the Company in accordance with the legal or regulatory requirements, present or future, of the Cayman Islands or any other jurisdiction whose regulations apply to the Company.

(viii)                       I hereby authorize the Company to disclose any information held by it in relation to the undersigned, whether or not confidential in nature, to its professional advisers where the Company considers such disclosure necessary or appropriate in the normal course of business to enable them to conduct its affairs; or where such disclosure is required by any applicable law or order of any court of competent jurisdiction or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any regulatory, tax or other government agency or authority.

(ix)                             I acknowledge my responsibility to comply with all the registration, approval, filing and other formalities required for my exercise of the Option and agree to be fully responsible for any duties, penalties or liabilities incurred in connection with such exercise.

Sincerely yours,

Name:

Address:

Annex A

PLAN